UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 1, 2015
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As disclosed on the Form 8-K we filed on January 7, 2015, we announced that our board of directors appointed Stuart Haselden as lululemon’s Chief Financial Officer and that he was expected to step into his role as Chief Financial Officer on February 2, 2015. On February 2, 2015, Mr. Haselden commenced employment as lululemon’s Chief Financial Officer.
The previously-announced resignation of John Currie as our Chief Financial Officer became effective as of February 1, 2015. In connection with Mr. Currie’s resignation, Mr. Currie and lululemon have agreed that Mr. Currie will serve in an advisory capacity through March 2015 to help ensure a smooth transition of the Chief Financial Officer responsibilities to Mr. Haselden. Mr. Currie will receive $10,000 per month for his service in this capacity, and he will remain eligible to receive any bonus payment as may be approved by the Compensation Committee of lululemon’s board of directors under our executive bonus plan. Mr. Currie’s previously issued equity awards will continue to vest during his advisory service, subject to otherwise meeting the requirements of the relevant awards.
On February 2, 2015, Dennis Wilson informed us that he has resigned from his position as a member of our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: February 5, 2015	/s/ LAURENT POTDEVIN
Laurent Potdevin
Chief Executive Officer